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                                                                      Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We consent to the inclusion in this Form 8-K of our report dated March 14, 1997 on our audit of the statement of revenues and certain expenses of 150 Post Street, San Francisco, California, for the year ending December 31, 1996. We also consent to the incorporation by reference of said report in the Registration Statements of Federal Realty Investment Trust on Form S-3 (File No. 33-15264, effective August 4, 1987; File No. 33-63687, effective November 6, 1995; and File No. 63955, effective November 3, 1995).

/s/ KPMG Peat Marwick L.L.P.
Chicago, Illinois
February 24, 1998


We consent to the inclusion in this Current Report on Form 8-K of our report dated November 26, 1997, on our audit of the Statement of Revenues and Certain Expenses of Fresh Meadows Commercial Property for the year ended December 31, 1996. We also consent to the incorporation by reference of said report in the Registration Statements of Federal Realty Investment Trust on Form S-3 (File No. 33-15264, File No. 33-63687, and File No. 33-63955).

/s/ Coopers & Lybrand L.L.P.
Chicago, Illinois
February 23, 1998


We consent to the inclusion in this Form 8-K of our reports dated January 9, 1998 on our audits of the Statement of Revenue and Certain Expenses for the Magruder Center, Rockville, Maryland, and the Statement of Revenue and Certain Expenses for the Courthouse Center, Rockville, Maryland, respectively, for the year ended December 31, 1996. We also consent to the incorporation by reference of said reports in the Registration Statements of Federal Realty Investment Trust on Form S-3 (File No. 33-15264, effective August 4, 1987; File No. 33-63687, effective November 6, 1995; and File No. 63955, effective November 3,
1995).


/s/ Fangmeyer and Fangmeyer
Silver Spring, Maryland
February 24, 1998

We consent to the inclusion in this Form 8-K of our report dated January 22, 1998, on our audits of the Historical Summary of Gross Income and Direct Operating Expenses of the Peninsula Shopping Center for the year ended December 31, 1996. We also consent to the incorporation by reference of said report in the Registration Statements of Federal Realty Investment Trust on Form S-3 (File No. 33-15264, effective August 4, 1987; File No. 33-63687, effective November 6, 1995; and File No. 63955, effective November 3, 1995).

/s/ Grant Thornton L.L.P.
Washington, DC
February 24, 1998

We consent to the incorporation by reference in the Registration Statement of Federal Realty Investment Trust on Form S-3 (File No. 33-15264, effective August 4, 1987; File No. 33-63687, effective November 6, 1995; and File No. 63955, effective November 3, 1995) of our report dated October 17, 1997 on our audit of the statement of revenues and certain expenses of RREEF West-VI One, Inc.-Uptown Shopping Center for the year ended December 31, 1996, which is included in this Form 8-K of Federal Realty Investment Trust dated February 24, 1998.


/s/ DELOITTE & TOUCHE L.L.P.
Chicago, Illinois
February 24, 1998

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